Item 77M - Scudder Variable Series I:
Growth & Income Portfolio

Registrant incorporates by reference the
Proxy Statement of Scudder Variable
Series II dated April
2005, filed on March 18, 2005 (Accession
No. 0001193125-05-054594).

Shareholder Meeting Results:

A Special Meeting of Shareholders of
Scudder Variable Series II: Focus
Value+Growth Portfolio
("Focus Value+Growth Portfolio") was held on April 20, 2005. The following matter was voted upon by the shareholders of said fund
(the resulting votes are presented
below):

1.  To approve an Agreement and Plan of
Reorganization and the transactions it
contemplates,
including the transfer of all of the
assets of Focus Value+Growth Portfolio to Scudder Variable
Series I: Growth and Income Portfolio
("Growth and Income Portfolio"), in
exchange for shares of
Growth and Income Portfolio and the
assumption by Growth and Income Portfolio of all liabilities of Focus Value+Growth Portfolio, and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of Focus Value+Growth Portfolio in complete liquidation of Focus Value+Growth Portfolio.

Affirmative 		Against
	Abstain
8,729,330.141		281,677.191
	565,484.229



Item 77M - Scudder Variable Series I:
Capital Growth Portfolio

Registrant incorporates by reference the
Proxy Statement of Scudder Variable
Series II dated April
2005, filed on March 18, 2005 (Accession
No. 0001193125-05-054593).

Shareholder Meeting Results:

A Special Meeting of Shareholders of
Scudder Variable Series II: SVS Eagle
Focused Large Cap
Growth Portfolio and Scudder Variable
Series II: Scudder Growth Portfolio
(collectively, the
"Merged Portfolios") was held on April
20, 2005. The following matter was voted upon by the shareholders of said portfolios (the resulting votes are presented below):

1.  To approve an Agreement and Plan of
Reorganization and the transactions it
contemplates,
including the transfer of all of the
assets of the Merged Portfolios to
Scudder Variable Series I:
Capital Growth Portfolio ("Capital Growth
Portfolio"), in exchange for shares of
Capital Growth
Portfolio and the assumption by Capital
Growth Portfolio of all liabilities of
the Merged Portfolios,
and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of the Merged Portfolios in complete liquidation of the Merged
Portfolios.

Scudder Variable Series II: SVS Eagle
Focused Large Cap Growth Portfolio

Affirmative 		Against
	Abstain
12,721,772.957		259,066.228
	790,220.700

Scudder Variable Series II: Scudder
Growth Portfolio

Affirmative 		Against
	Abstain
13,604,804.126		778,293.351
	1,039,083.106

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